                                                                EXHIBIT 23








                        CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 2-48760, 33-57793, 33-57795 and 33-57797) of
Matthews International Corporation, of our report dated November 20, 1997, on our audits of the consolidated financial statements of Matthews International Corporation and subsidiaries as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.






                                                   COOPERS & LYBRAND L.L.P.




Pittsburgh, Pennsylvania
December 19, 1997